                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                                           THREE MONTHS ENDED
                                                                MARCH 31
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
                                                          (IN THOUSANDS EXCEPT
                                                             PER SHARE DATA)
Net income............................................... $   62,023 $   54,573
                                                          ========== ==========
Average shares of common stock outstanding*..............    120,976    125,683
                                                          ========== ==========
Earnings per common share*............................... $     0.51 $     0.43
                                                          ========== ==========
Diluted average shares of common stock outstanding*......    122,198    126,626
                                                          ========== ==========
Diluted earnings per common share*....................... $     0.51 $     0.43
                                                          ========== ==========

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*Restated for three-for-two common stock split in April 1998.